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                                                                  Exhibit 99.(b)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                        GENERAL SECURITIES, INCORPORATED

                          (As amended to May 22, 1997)

                                    ARTICLE I
                                    OPERATION

     SECTION 1. This corporation shall be operated as a diversified open-end management investment company, as defined in the Federal Investment Company Act of 1940 (hereinafter called the "Federal Act"), subject to and in compliance with all federal and state statutes applicable to such companies, and in accordance with the purposes set forth in the Articles of Incorporation.

     SECTION 2. The investment policy to be followed from time to time by this corporation shall be established, subject to all the limitations of the Articles of Incorporation, these Bylaws, and applicable statutes, by the Board of Directors of this corporation.

     SECTION 3. The Board of Directors of this corporation shall determine the manner in which and the person or persons by whom the investment policy of the corporation shall be carried out; and the Board of Directors shall have the power to supervise or control the actions of said person or persons.

     SECTION 4. Subject to the aforesaid provisions, it shall be the policy of this corporation to diversify or concentrate its investments in relation to the types of securities held, the industries and enterprises invested in, and other matters, as the economic situation, the action of the securities markets and other information from time to time available shall indicate to be most likely to be profitable and prudent.

                                   ARTICLE II
                            RESTRICTIONS ON OPERATION

     SECTION 1. The assets of this corporation shall at all times be invested in such manner as to be diversified within the meaning of the Federal Act.

     SECTION 2. This corporation shall not borrow money, credit or property, except as a temporary measure for extraordinary or emergency purposes, or pledge, mortgage or hypothecate any of its assets as security for a loan.

     SECTION 3. This corporation shall not issue any senior securities to its common stock.

     SECTION 4. This corporation shall not purchase or deal in either real estate or commodities.

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     SECTION 5. This corporation shall not make any loans to any of its officers or directors or to any other person, corporation, enterprise, firm or syndicate, except that this shall not prevent the extension of short-term credit to facilitate the clearance of transactions in the ordinary course of business.

     SECTION 6. This corporation shall not knowingly purchase or otherwise acquire any securities, a principal underwriter of which is an officer, director, adviser, employee or agent of this corporation.

     SECTION 7. This corporation shall not purchase any security on margin, except such short-term credits as are necessary for the clearance of transactions, shall not effect a short sale of any security, and shall not participate on a joint or a joint and several basis in any trading account in securities.

     SECTION 8. This corporation shall not purchase or otherwise acquire the securities of any open-end investment company or trust, or of any person, firm or corporation who is a broker or a dealer or is engaged in the business of underwriting or acting as an investment adviser.

     SECTION 9. This corporation shall not knowingly purchase or otherwise acquire any voting security of any corporation or company as to which cross-ownership or circular ownership (as defined in the Federal Act) exists with respect to this corporation.

     SECTION 10. Not more than five percent (5%) of the total value of the assets of this corporation shall be invested in securities of any one corporation, government or political subdivision thereof, but this limitation shall not apply to investments in obligations of the United States or in obligations of any corporation organized under a general act of Congress if such corporation is an instrumentality of the United States.

     SECTION 11. This corporation shall not purchase, acquire or hold more than ten percent (10%) of the outstanding securities of any one corporation.

     SECTION 12. No officer or director of this corporation shall take a long or short position in the securities issued by this corporation, except that this shall not prohibit the purchase from the corporation of its shares by the officers or directors at the price available to the public at the time of such purchase, provided that such purchase is made for investment purposes only.

     SECTION 13. This corporation shall not purchase or otherwise acquire or hold securities issued by an issuer any of whose officers, directors or security holders is an officer or director of this corporation if after the purchase of such securities one or more of such officers or directors owns beneficially more than one-half of one per cent of the securities of such issuer and such officers and directors owning more than one-half of one per cent of such securities together own beneficially more than five percent (5%) of such securities.

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     SECTION 14. The officers and directors of this corporation shall not deal for or on behalf of the corporation with themselves as principal or agent or with any corporation, firm or partnership in which they have a financial interest except that this shall not prohibit:

     (a) Officers or directors of this corporation from having a financial interest in this corporation;

     (b) The purchase of securities for this corporation or the sale of securities owned by it through a security dealer one or more of whose partners, officers, directors or shareholders is an officer or director of this corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service;

     (c) The employment of legal counsel, registrar, transfer agent, dividend disbursing agent, custodian or trustee having a partner, officer or director who is an officer or director of the corporation, provided only customary fees are charged for services rendered to or for the benefit of the corporation;

     (d) The purchase for the corporation of securities issued by a person having an officer, director or security holder who is an officer or director of this corporation unless such purchase is within the terms of Section 13 above; or

     (e) The making and performance of a contract with an underwriter, distributor, investment adviser and/or manager, one or more of whose partners, officers, directors, shareholders or employees is an officer or director of this corporation, provided that such contract is within the terms of Article X hereof.

                                   ARTICLE III
                                  SHAREHOLDERS

     SECTION 1. The shareholders of this corporation may hold a regular meeting in each calendar year at a date, time and place to be designated by the Board of Directors. A notice setting out the time and place of any regular meeting shall be mailed by the Secretary of the corporation, postage prepaid, to each shareholder of record at his or her address as it appears on the records of the corporation or if no such address appears, at his or her last known place of address, at least ten days prior to the meeting, but any shareholder may waive such notice by a signed waiver in writing.

     SECTION 2. At any regular meeting, the shareholders may elect the directors of this corporation, designate or ratify the designation of the firm of independent public accountants to audit the books of the corporation and transact such other business as may come before them.

     SECTION 3. A special meeting of the shareholders may be called at any time by the President or Secretary of this corporation and shall be called by the Secretary upon the request in

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writing or by vote of a majority of the directors or upon the request in writing or by vote of a majority of the directors or upon the request in writing of shareholders of record owning ten per cent (10%) of the outstanding shares of stock. Such meeting shall be called by mailing a notice thereof as above provided, which notice shall state the time, place and purpose of the meeting.

     SECTION 4. At any shareholders' meeting each shareholder shall be entitled to one vote for each share standing in his or her name on the books of the corporation on such date as may be fixed by the directors as the date as of which shareholders entitled to vote at such meeting shall be determined, and if no such date shall have been fixed by the directors, then as of the date of the meeting. Any shareholder may vote either in person or by proxy, but there shall be no cumulative voting in this corporation. Ten per cent (10%) of the shares issued and outstanding represented either in person or by proxy shall constitute a quorum for the transaction of all business except as the voting of a larger number may be otherwise required by law, the Articles of Incorporation or these Bylaws. If no quorum be present at any meeting, the shareholders present in person or by proxy may adjourn the meeting to such future time as they shall agree upon without further notice other than by announcement at the meeting at which such adjournment is taken.

     SECTION 5. At any shareholders' meeting votes may be taken, proxies and ballots may be received and counted, and all questions respecting the qualification of votes, the validity of proxies and acceptance or rejection of votes may be decided by two inspectors of election. Except as may be otherwise provided by law, such inspectors may be appointed by the Board of Directors before or at the meeting, or if no such appointment shall have been made, or if an inspector be absent or unable to act, then appointment may be made by the presiding officer at the meeting.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

     SECTION 1. The Board of Directors shall have the general management and control of all business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation under the statutes, its Articles of Incorporation and its Bylaws.

     SECTION 2. The Board of Directors of this corporation shall consist of seven (7) directors, unless some other number is designated by the shareholders at any regular meeting.

     SECTION 3. The directors may be elected by the shareholders at any regular meeting of said shareholders. Each director shall be elected for a term until his successor is elected and qualified. If a vacancy occurs by reason of death, resignation or otherwise, then the vacancy shall be filled by a majority vote of the remaining directors who shall elect a person to fill the unexpired portion of the term in which the vacancy occurred, provided that in the event of removal of a director pursuant to the Minnesota statute relating thereto, then the vacancy thus occurring shall be filled by vote of the shareholders at any meeting, and further provided that such a vacancy shall be filled by vote of the remaining directors only if immediately after filling

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such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the shareholders, and in any other case the Secretary of the corporation shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of shareholders for the purpose of electing directors to fill the existing vacancies in the board.

     SECTION 4. The Board of Directors shall meet regularly at such time and place as it shall fix by resolution. No notice of regular meetings shall be required.

     SECTION 5. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the corporation, or, in his absence, by the Vice-President, or by any two directors by giving at least 24 hours notice to each of the directors by mail, conference telephone, facsimile or in person.

     SECTION 6. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time without notice other than by announcement at the meeting until a quorum is secured, and any meeting at which a quorum is present may be adjourned from time to time without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

     SECTION 7. Any action which might have been taken at a meeting of the Board of Directors may be taken without a meeting if done in writing signed by all of the directors, and any such action shall be as valid and effective in all respects as if taken by the board at a regular meeting.

     SECTION 8. The Board of Directors shall fix and change as it may from time to time determine by a majority vote the compensation to be paid directors and officers and all agents appointed by the Board of Directors.

     SECTION 9. The Board of Directors may by unanimous affirmative action of the entire Board designate two or more of their number to constitute an Executive Committee which to the extent determined by unanimous affirmative action of the Board shall have and exercise the authority of the Board in the management of the business of the corporation. Such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

     SECTION 10. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially

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the same or has substantially the same effect as the proposal to which the director has consented or objected.

                                    ARTICLE V
                                    OFFICERS

     SECTION 1. The officers of this corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. Each officer shall serve for one year and until his successor is elected and qualifies; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer). One person may hold any two offices other than those of President and Vice-President but not more than two offices shall be held by one person.

     SECTION 2. The Board of Directors may also elect a Chairman, who shall preside at all meetings of the Board of Directors and of the shareholders, shall make such reports to the shareholders and the Board of Directors as may from time to time be required of him, and shall have such other powers and shall perform such other duties as are incident to his office or as may be from time to time assigned to him by the Board of Directors.

     SECTION 3. The President of the corporation shall preside at meetings of the shareholders and shall act as Chairman of the Board of Directors in the absence or inability to act of a Chairman of the Board of Directors. The President shall have general charge of and control over the management, business and affairs of the corporation subject to the Board of Directors and the Executive Committee thereof.

     SECTION 4. The Vice-President, or first Vice-President if there be more than one, shall perform the duties and assume the responsibilities of the President in the absence or inability to act of the President. In case of the death, resignation or permanent disability of the President, the Vice-President shall call a meeting of the Board of Directors to elect a new President, and the Vice-President shall act as President until the Board of Directors designates such new President.

     SECTION 5. The Secretary shall keep a record of the minutes of the proceedings of meetings of directors and of shareholders, have custody of the corporate seal, and shall give notice of such meetings as required in these Bylaws or by the Board of Directors.

     SECTION 6. The Treasurer shall keep accounts of all monies and other assets of the corporation received or disbursed, shall deposit all monies and valuables in the name of and to the credit of the corporation in such banks or depositories or with such custodians as may be authorized to receive the same by these Bylaws and by the Board of Directors, and shall render such accounts thereof as may be required by the Board of Directors, the President or the shareholders.

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     SECTION 7. When the business of the corporation shall warrant and when the
Board of Directors shall deem it necessary or appropriate, said Board may provide for one or more assistants to each of the aforesaid officers, and may delegate to or impose upon such assistants such of the duties and powers of said officers as the Board may deem necessary or appropriate.

     SECTION 8. The officers and assistant officers of this corporation shall receive such compensation for their services as may be determined by the Board of Directors to be commensurate with the value of such services to the corporation and the responsibilities assumed by each; and the Board of Directors may make arrangements for the payment of such compensation by a corporation or person other than this corporation.

     SECTION 9. When required by the Board of Directors, such officers, directors and agents of the corporation as the Board may specify shall give the corporation a bond in such sum and form and with such security as may be satisfactory to the Board of Directors. All premiums on such bonds shall be paid by the corporation.

     SECTION 10. The officers of this corporation shall hold office until their successors are chosen and qualified. Any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. In case of the removal, resignation, absence or disability of any officer of the corporation, or for any other reason deemed sufficient by a majority of the whole Board of Directors, such a majority may delegate such officer's powers and duties to any other officer or director or may declare said office vacant and fill the vacancy.

     SECTION 11. Any officer may resign at any time by giving written notice to the corporation.

                                   ARTICLE VI
                                 SHARES OF STOCK

     SECTION 1. The Board of Directors may authorize the issuance and sale of shares of stock in this corporation in such numbers as it may from time to time deem expedient, not exceeding the maximum authorized number of shares as stated in the Articles of Incorporation. Shares of stock, other than those specifically subscribed for and allotted or those issued to existing shareholders as or for dividends, shall be offered for sale to the general public, either directly by officers, agents or employees of the corporation, or through underwriters or dealers.

     SECTION 2. No share of stock issued by the corporation shall be issued, sold or exchanged for services or for property or for any consideration other than cash, except as a dividend or distribution to shareholders.

     SECTION 3. No share of stock issued by the corporation shall be issued, sold or exchanged by or on behalf of the corporation for any amount less than the asset value thereof determined as hereinafter provided.

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     SECTION 4. The Board of Directors may authorize the sale of shares of stock of this corporation to the public either by officers, agents or employees of this corporation, or through dealers or underwriters, at a public offering price which is equal to or in excess of the asset value of said shares as herein defined, provided that the portion of the proceeds from such sale which is received and invested or held for instrument by this corporation shall in no event be less than said asset value.

     SECTION 5. The asset value of any share of stock of this corporation shall be the proportionate interest in the corporation of such share, and shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions or as described in the corporation's registration statement filed with the Securities and Exchange Commission:

     (a) The asset value as of the close of business on any full business day shall be the quotient obtained by dividing the "net value of the assets" of the corporation by the total number of shares outstanding or issuable (including shares sold on the basis of previously determined values, whether paid for and issued or not, and excluding shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not).

     The "net value of the assets" shall be the "gross value" after deducting the amount of all expenses incurred and accrued and unpaid, such reserves as may be set up to cover taxes and any other liabilities, and such other deductions as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice.

     The "gross value" of the assets shall be the amount equal to all cash, receivables and the market value of all securities and other assets held by the corporation at the time as of which the determination is made. The market value of securities held shall be, as of the market close New York time, the last sale price (if a sale occurred that day). If no sale occurred that day, securities traded on a national securities exchange are valued at the last bid price, whereas securities traded on the Nasdaq National Market System or in the over-the-counter market are valued at the mean between the last bid and asked prices. The Board of Directors of the corporation are authorized in their reasonable discretion to establish the basis for ascertaining such bid and asked prices in the case of over-the-counter transactions.

     (b) The asset value as of any time other than said close of business shall be determined by applying to the asset value as of the close of business on the last preceding full business day, computed as provided in the preceding section, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the assets or liabilities of the corporation or in the number of its outstanding shares which shall have taken place since the close of business on the last preceding full business day.

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     (c)  The market value of any security, no provision for the valuation of which is contained in either (a) or (b) above, shall be determined by the best available quotation or method approved by the Board of Directors.

     (d) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included at the value thereof as determined by or pursuant to the direction of the Board of Directors.

     (e) The value of any other assets of the corporation, or any of the assets mentioned in (a), (b), (c) and (d) during a period of emergency as herein defined, shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

     (f) If the sale of shares issued by the corporation to the public shall at any time be discontinued, the Board of Directors may in its discretion, pursuant to resolution, deduct from the value of the assets listed in (a), (b), (c), (d), and (e) above, an amount equal to the brokerage commissions, transfer taxes, and charges, if any, which would be payable on the sale of such securities if they were then being sold.

     (g) For the purpose of either sale or redemption of the shares of this corporation the asset value thereof shall be determined at the computation immediately following the receipt by the corporation of the order for sale or redemption.

     SECTION 6. Upon the demand of any shareholder this corporation shall redeem or repurchase any share of stock issued by it held and owned by such shareholder, at the asset value thereof as herein defined, provided that the Board of Directors may authorize a charge by way of discount not greater than 3% of said asset value to be made in the case of shares redeemed within six months of the date of issue thereof.

     SECTION 7. The Board of Directors may suspend the computation of asset value for the purpose of issuing and/or the sale or issuance of shares at any time. The Board of Directors may suspend the computation of asset value for the purposes of redeeming shares or the redemption and repurchase of shares only during a period of emergency as defined in the Federal Act.

     SECTION 8. The following terms as used herein shall have the meanings respectively indicated:

     (a) "full business day" means a day upon which the New York Stock Exchange is open for business and upon which the actual time of closing of such exchange is the time that was scheduled for such closing in advance of the opening of such exchange.

     (b) "the close of business" means one hour after the time of closing of the New York Stock Exchange.

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     (c)  "share" or "shares" shall be taken to include fractions of shares or fractional shares, if any.

     SECTION 9. The Board of Directors may authorize the sale and issuance of shares of stock in this corporation in fractional amounts, as may be necessary, expedient or convenient to permit the sale of shares or the investment or reinvestment of dividends and distributions in specified dollar amounts, and the officers, agents, employees, stock registrar and transfer agent shall thereafter and pursuant thereto sell, issue, redeem, transfer and record fractional shares of stock in this corporation in the same manner, and upon the same terms and conditions, as whole shares of stock are issued, sold, redeemed, recorded and transferred; and fractional shares of stock in this corporation shall have the same proportional rights and privileges in all respects as all other shares of stock.

                                   ARTICLE VII
                               STOCK CERTIFICATES

     SECTION 1. The corporation may have certificated or uncertificated shares, or both, as designated by resolution of the Board of Directors. Every holder of certificated shares of the corporation shall be entitled to a certificate, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors, evidencing the shares of stock of the corporation owned by such holder. Stock certificates shall be issued at such times and pursuant to such terms and conditions as may be set forth, or referred to, in the current prospectus or application for such stock. Every stock certificate issued shall be signed by the President or a Vice-President, and by the Secretary or Treasurer and may be sealed with the corporate seal, if any, provided, however, that when any such certificate is signed by a transfer agent or a registrar, the signature of the officers and the seal, if any, of the corporation may be facsimiles.

     SECTION 2. In case any officer whose signature or facsimile thereof shall have been used on any such certificate or certificates shall cease to have been such officer of the corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be adopted by the corporation and may be issued and delivered as though the person whose signature or facsimile thereof shall have been used thereon, had not ceased to be an officer of the corporation, and any such delivery shall be regarded as an adoption by the corporation of such certificate or certificates.

     SECTION 3. Shares of stock of the corporation shall be deemed to become outstanding immediately after the time of the computation of the asset value of shares next following the time when notification is received at the principal office of the corporation that a sale of said shares has been made by a duly authorized agent of the corporation.

     SECTION 4. Shares of stock of the corporation shall be deemed to remain outstanding until immediately after the time of the computation of the asset value of shares next following the time when notification is received at the principal office of the corporation that a demand for redemption has been duly made to a duly authorized agent of the corporation. If the Board of

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Directors during any period of emergency, as defined herein, shall suspend the obligation of the corporation to redeemed its stock, such shares shall be deemed to remain outstanding until after the time of the next computation of the asset value of shares on the first full business day on which the Board of Directors, by resolution, shall determine to resume the redemption of stock by the corporation.

     SECTION 5. The Board of Directors, to the extent permitted by law, shall have power to determine from time to time how, to what extent and on what terms and conditions any right to subscribe for shares of the corporation's stock shall be granted, any subscription for shares shall be accepted, and any shares shall be sold and issued.

     SECTION 6. Shares of stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his duly authorized attorney upon surrender of the certificate or certificates thereof. No transfer or assignment of shares shall effect the right of the corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer or assignment is registered on the books of the corporation and the corporation shall be entitled to treat the holder of record of any of its shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any person whether or not it shall have express or other notice thereof, save as may be expressly provided by law.

     SECTION 7. The Board of Directors shall have power to close the stock records of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividends, or the date of any meeting of shareholders, or the date for payment of any dividends, or the date for the allotment of any rights, or in lieu of closing the stock records, as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of such event and may determine that only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, or to receive, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the corporation after any such record dated fixed as aforesaid.

     SECTION 8. The Board of Directors shall have power and authority from time to time to appoint one or more transfer agents and/or registrars for the securities issued by the corporation and to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of such securities.

     SECTION 9. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost. The Board of Directors in its

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discretion may require the payment of a reasonable fee for each new certificate issued by the corporation in lieu of a lost certificate or in case of exchange or transfer, or in connection with any special service requested by a shareholder requiring the issuance of a new certificate, in addition to the payment of any federal or state taxes required to be paid in connection therewith.

                                  ARTICLE VIII
                                    DIVIDENDS

     SECTION 1. Dividends and distributions may be declared and paid to the shareholders at any time and from time to time at the discretion of the Board of Directors to the extent and from such sources as may be permitted by the laws of the State of Minnesota.

     SECTION 2. Every dividend payment shall be accompanied by a written statement clearly indicating the source of such payment.

     SECTION 3. Dividends may in the discretion of the Board of Directors be paid either in cash or in shares in this corporation.

                                   ARTICLE IX
                           RECORDS, AUDITS AND REPORTS

     SECTION 1. The officers of this corporation shall keep and maintain at the principal office of the corporation books, records and accounts of all the business and transactions of the corporation.

     SECTION 2. The books of this corporation shall be audited by an independent public accountant at the close of each fiscal year and at such other times as the Board of Directors may direct.

     SECTION 3. At the end of each six month period a copy of the financial statement of this corporation shall be mailed to each director and to each shareholder as recorded upon the books of the corporation on the last day of the fiscal year and of the second quarter respectively.

     SECTION 4. Subject to such reasonable restrictions and charges as the Board of Directors may prescribe, the corporation shall upon the written request of any registered shareholder mail to such shareholder a transcript of such shareholder's account and a statement of assets then belonging to the corporation including a complete and itemized list of the securities and other assets then held by the corporation.

     SECTION 5. All books, records and accounts of this corporation shall at all reasonable times be open to the examination of any director or shareholder at the corporation's principal place of business.

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                                    ARTICLE X
                  CUSTODIAN, UNDERWRITER AND INVESTMENT ADVISER

     SECTION 1. This corporation shall place and maintain all of its securities and similar investments in the custody of a national bank having an aggregate capital surplus and undivided profits of not less than $500,000.00. The custodian shall be designated by the Board of Directors which shall make and approve an agreement with said custodian.

     SECTION 2. The corporation may enter into a contract or contracts with any person, partnership, association, corporation, or enterprise for the underwriting, distribution, sale, purchase and resale of the corporation's shares of stock, and/or for the rendering of information, advice and services regarding the investment and management of the corporation's funds and business, and in the absence of fraud, no such contract shall be invalidated or anywise affected by the fact that the corporation and such underwriter, distributor, investment adviser or manager are affiliated or have common directors, officers, agents or shareholders may have been necessary to obligate the corporation upon such contract, provided that at the meeting of the Board of Directors or committee thereof having authority to act, the interests and relationship of all parties involved were disclosed or known, and provided further that nothing contained herein or in any such contract shall protect or purport to protect any officer or director of this corporation or any such underwriter, distributor, investment adviser or manager against any liability to this corporation or to the shareholders of this corporation to which any such persons would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance or reckless disregard of the duties and obligations of such office or under such contract.

     SECTION 3. The corporation shall make no contract or agreement with an underwriter, distributor or investment adviser, and shall not permit any person, partnership, association, corporation or enterprise to serve or act as such without a contract, unless such contract or agreement is in compliance with the provisions of the Federal Act.

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                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 1. FISCAL YEAR. The fiscal year of this corporation shall be from the 1st day of December to the 30th day of November.

     SECTION 2. OFFICE. The principal office shall be in the City of Edina and the State of Minnesota. The corporation may also have an office or offices at such other place and in such other States as the Board of Directors may from time to time authorize and establish.

     SECTION 3. SEAL. The corporation may have a corporate seal which shall be in such form and bear such inscription as the Board of Directors may determine. The lack of a corporate seal on any document shall have no legal effect.

     SECTION 4. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, any officer of this corporation shall have full power and authority on behalf of this corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                   ARTICLE XII
                             ADOPTION AND AMENDMENT

     SECTION 1. These Bylaws shall become effective and remain effective, until amended or superseded as hereinafter provided, when they shall have been adopted by the elected Board of Directors or, in the absence of such adoption, by the shareholders.

     SECTION 2. Unless the Amended Articles of Incorporation provide otherwise, these Amended Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to-increase the number of directors.

     SECTION 3. The provisions of Articles I and II of these Bylaws shall not be altered or amended unless such amendment shall have been authorized by the vote of the holders or proxies

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of a majority of the shares outstanding and entitled to vote at any meeting at which such amendment is voted upon.

     SECTION 4. The shareholders may alter or amend these Bylaws and may make or adopt additional Bylaws, except as hereinbefore provided, by a majority vote at any regular meeting of the shareholders or at any special meeting called for that purpose.

                                  ARTICLE XIII
                                 INDEMNIFICATION

     SECTION 1. LIABILITY AND INDEMNIFICATION. No director shall be personally liable to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

     SECTION 2. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Minnesota Business Corporation Act.

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